Exhibit 1

                                  AMENDMENT NO. 2
                  TO THE AMENDED AND RESTATED RIGHTS AGREEMENT

      This Amendment No. 2 to the Amended and Restated Rights Agreement (the "Rights Agreement") dated as of July 18, 1996 between Southwest Airlines Co., a Texas corporation (the "Company"), and Continental Stock Transfer & Trust Company, a New York trust company, as Rights Agent, is dated as of March 29, 2004.

RECITALS OF THE COMPANY

      The Company desires to amend the Rights Agreement in order to accelerate the Final Expiration Date (as defined therein) to March 31, 2004, and Section 29 of the Rights Agreement permits such amendment without the approval of any holders of the Right Certificates (as defined therein).

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

      1. The definition of Final Expiration Date contained in Section 1, Certain Definitions, of the Rights Agreement is hereby amended to read as follows:

      "Final Expiration Date" shall mean March 31, 2004.

      2. Exhibit A, Form of Right Certificate is hereby amended to read as set forth in Exhibit A to this Amendment No. 2.

      3. All of the remaining terms and provisions of the Rights Agreement shall remain in full force and effect.

                              [SIGNATURE PAGE FOLLOWS]























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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Amended and Restated Rights Agreement to be duly executed, as of the day and year first above written.

                                                SOUTHWEST AIRLINES CO.


                                                By:  /s/ James F. Parker
                                                Name: James F. Parker
                                                Title: CEO & Vice Chairman


                                                CONTINENTAL STOCK TRANSFER &
                                                TRUST COMPANY
                                                As Rights Agent


                                                By:  /s/  Steven G. Nelson
                                                Name: Steven G. Nelson
                                                Title: Chairman of the Board
                                                       and President



































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                                                                       EXHIBIT A

                               [Form of Right Certificate]

Certificate No. R-   									 ______
Rights


                   NOT EXERCISABLE AFTER MARCH 31, 2004 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS DEFINED IN
                   SECTION 1 OF THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                                   Right Certificate

                                 SOUTHWEST AIRLINES CO.


      This certifies that _____________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of July 18, 1996 (the "Rights Agreement"), as amended, between Southwest Airlines Co., a Texas corporation (the "Company"), and Continental Stock Transfer & Trust Company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., New York City time, on March 31, 2004, at the Corporate Trust Office of the Rights Agent (or at the office of its successor as Rights Agent), one fully paid non-assessable share of the Common Stock (the "Common Shares") of the Company, at a purchase price of $3.29 per Common Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of March 29, 2004, based on the Common Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon that happening of certain events.

      This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal place of business and the registered office of the Company and the Corporate Trust Office of the Rights Agent.




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      This Right Certificate, with or without other Right Certificates, upon surrender at the Corporate Trust Office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

      Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price set forth in the Rights Agreement or (ii) may be exchanged by the Company in whole or in part for Common Shares.

      No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

      No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company, including without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement

      This Right Certificate shall not be entitled to any benefit under the Rights Agreement or be valid or obligatory for any purpose until it shall have been authenticated by an authorized signatory of the Rights Agent.

      WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.

Dated as of ___________________, ____.

ATTEST:                                        SOUTHWEST AIRLINES CO.

      [SEAL]


                                               By:
      Secretary                                      President








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Authentication:

This is one of the Right Certificates referred to in the within-mentioned Rights Agreement.


CONTINENTAL STOCK TRANSFER &
TRUST COMPANY, as Rights Agent


By:
      Authorized Signatory


                     [Form of Reverse Side of Right Certificate]

                                 FORM OF ASSIGNMENT

                (To be executed by the registered holder if such holder
                      desires to transfer the Right Certificate)


      FOR VALUE RECEIVED, _________________________ hereby sells, assigns and transfers unto



                   (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated as of ___________________, ____.



                                                            Signature

Signature Guaranteed:

      Signatures must be guaranteed by a bank, broker, dealer, savings institution or other eligible institution participating in a signature guarantee medallion program recognized by the Securities Transfer Association, Inc.











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                     [To be executed if statement is correct]

      The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                                                            Signature





              [Form of Reverse Side of Right Certificate -- continued]

                            FORM OF ELECTION TO PURCHASE
                        (To be executed if holder desires to
                           exercise the Right Certificate)

TO SOUTHWEST AIRLINES CO.:

      The undersigned hereby irrevocably elects to exercise _____________ Rights represented by this Right Certificate to purchase the Common Shares (or other securities) issuable upon the exercise of such Rights and requests that certificates for such Common Shares (or other securities) be issued in the name of:

Please insert social security
or other identifying number:






                         (Please print name and address)




If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:












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Please insert social security
or other identifying number:





                            (Please print name and address)




Dated as of					,		.


                                                            Signature


[Form of Reverse Side of Right Certificate -- continued]

Signature Guaranteed:

	Signatures must be guaranteed by a bank, broker, dealer, savings institution or other eligible institution participating in a signature guarantee medallion program recognized by the Securities Transfer Association, Inc.



[To be executed if statement is correct]

	The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



										Signature




                                       NOTICE













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      The signature in the foregoing Form of Assignment or Form of Election to
Purchase must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

      In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.